UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2007

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On February 7, 2007, Myriad Genetics, Inc. (“Myriad”) issued a press release announcing the commencement of an underwritten public offering of 3,000,000 shares of its common stock. Myriad has granted the underwriter a 30-day option to purchase an additional 450,000 shares of common stock to cover over-allotments, if any. All of the shares are being sold by Myriad. J.P. Morgan Securities Inc. is acting as the sole underwriter in the public offering. The information contained in the press release dated February 7, 2007 is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.

On February 8, 2007, Myriad issued a press release announcing that it had sold the 3,000,000 shares of its common stock in the public offering. Myriad expects that the net proceeds from the offering will be approximately $105 million, or approximately $121 million if the underwriter exercises its over-allotment option in full. Myriad expects the closing of the offering to occur on or about February 13, 2007, subject to customary closing conditions. The information contained in the press release dated February 8, 2007 is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.2 hereto.

Myriad is filing the underwriting agreement relating to the offering as Exhibit 1.1 hereto and the legal opinion of the company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the validity of the common stock being issued in the offering as Exhibit 5.1 hereto.

ITEM 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 8, 2007.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the validity of the common stock being offered.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release dated February 7, 2007.

99.2	Press Release dated February 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: February 9, 2007	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 8, 2007.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the validity of the common stock being offered.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release dated February 7, 2007.

99.2	Press Release dated February 8, 2007.